                                                                                        Exhibit 10.1

BRIDGE NOTE PURCHASE AGREEMENT

By and Between

PHARMATHENE, INC.

and

SIGA TECHNOLOGIES, INC.

Dated as of March 20, 2006

TABLE OF CONTENTS

ARTICLE I CONSTRUCTION... 1

1.1    Defined Terms... 1
1.2    Other Definitional Provisions...4

ARTICLE II PURCHASE OF NOTES; TERMS; ADDITIONAL
TRANSACTIONS...5

2.1    Sale and Purchase of Notes... 5
2.2    Closing... 5
2.3    Certain Terms of Notes... 5
2.4    Obligations...6
2.5    Additional Terms... 7
2.6    Use of Proceeds... 7

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................................................................................................................................... 7

3.1    Representations and Warranties of the Issuer........................................................................................................................................................................................... 7
3.2    Reliance; Knowledge... 11
3.3    Representations and Warranties of the Holder........................................................................................................................................................................................ 11

ARTICLE IV CONDITIONS... 12

4.1    Conditions to Holders’ Obligations... 12
4.2    Conditions to SIGA’S Obligations... 13

ARTICLE V COVENANTS... 13

5.1    Affirmative Covenants... 13
5.2    Negative Covenants... 15

ARTICLE VI EVENTS OF DEFAULT... 15

6.1    Bankruptcy, etc... 15
6.2    Other Events... 16

ARTICLE VII MISCELLANEOUS... 17

7.1      Amendments and Waivers... 17
7.2      Notices... 17

7.6      Indemnification... 19
7.7      Counterparts... 19
7.8      Severability... 19
7.9      Integration... 20
7.10    Brokers or Finders... 20
7.11    GOVERNING LAW... 20
7.12    Submission to Jurisdiction; Waivers.................................................................................................................................................................................................. 20
7.13    Remedies... 21
7.14    Successors and Assigns... 21
7.15    Captions...21
7.16    Non-Disclosure... 21
7.17    Acknowledgements... 21

i

BRIDGE NOTE PURCHASE AGREEMENT

BRIDGE NOTE PURCHASE AGREEMENT, dated as of March 20, 2006, by SIGA TECHNOLOGIES, INC., a Delaware corporation (“SIGA” or the “Issuer”), and PHARMATHENE, INC., a Delaware corporation (together with its successors and assigns, the “Holder”).

RECITALS

SIGA has requested that the Holder purchase three notes of the Issuer for a purchase price of $1,000,000 each and the Holders have agreed to purchase such notes, in each case subject to the terms and conditions set forth therein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
 CONSTRUCTION
1.1 Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate”: as to SIGA, (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Issuer, including, without limitation, any joint venture of the Issuer, or (ii) any Person who is a director, officer, member or partner of (A) the Issuer, or (B) any Person described in the preceding clause (i). For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 25% or more of the voting securities having ordinary voting power for the election of directors or managers of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement”: this Bridge Note Purchase Agreement, as from time to time amended and in effect.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“By-laws”: the By-laws of SIGA, as from time to time amended and in effect.

“Capital Expenditure”: any expenditure by the Issuer in respect of the purchase or other acquisition of fixed assets.

“Capital Lease”: any lease of property, real or personal, by the Issuer, the obligations of which are required in accordance with GAAP to be capitalized on a balance sheet of the Issuer.

“Change of Control”: is deemed to occur if the current holders of greater than 50% of the currently outstanding capital stock of SIGA cease to own 50% or more of the outstanding capital stock of SIGA.

“Closing Date”: March 20, 2006, April 19, 2006 and June 18, 2006 and together, “Closing Dates.”.

“Collateral”: as defined in Section 2.3(e).

“Contractual Obligation”: any terms, conditions or provisions of (i) any material agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Issuer is a party or under which the Issuer or any of its material assets is bound or affected, (ii) the Restated Certificate of Incorporation, or (iii) the By-laws.

“Event of Default”: any of the events specified in Sections 6.1 or 6.2.

“Exchange Act”: Securities Exchange Act of 1934, as amended.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“GE Capital Agreement”: the Master Security Agreement between General Electric Capital Corporation and SIGA, dated as of April 29, 2005.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder”: each Holder and any of its successors or assigns.

“Indebtedness”: (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations under Capital Leases, (iii) all obligations in respect of letters of credit or acceptances, (iv) all obligations under currency exchange contracts or interest rate swap agreements, and (v) all liabilities secured by any Lien on any property.

“Indemnified Person”: as defined in Section 7.6.

“Interim Balance Sheet”: balance sheet as set forth in most recent filing by SIGA on Form 10-Q for the period ended September 30, 2005 (“Form 10-Q”) with the Securities and Exchange Commission.

“Interim Financial Statements”: financial statements as set forth in Form 10-Q.

“License Agreement”: the proposed License Agreement between PharmAthene and SIGA relating to the current compound under development by SIGA generally referred to as

 SIGA - 246 (“SIGA 246”) pursuant to the terms described in the Term Sheet attached hereto as Exhibit C.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing.

“Material Adverse Effect”: a material adverse effect on (i) the business, operations, property or, condition (financial or otherwise) or prospects of the Issuer, (ii) the ability of the Issuer to perform its obligations under the Purchase Documents, or (iii) the validity or enforceability of the Purchase Documents or the rights or remedies of the Holders hereunder or thereunder.

“Maturity Date”: with respect to each Note the earlier to occur of (i) the date that is two years from the date of such Note, (ii) the closing of a Qualified Financing, or (iii) a Sale Event.

“Merger”: the proposed merger of PharmAthene with and into a wholly owned subsidiary of SIGA in accordance with the terms described in the Merger Term Sheet attached to this Agreement as Exhibit B.

“Notes”: the 8% promissory notes issued pursuant to this Agreement, substantially in the form attached hereto as Exhibit A and any replacement or substitute note issued in respect of such note.

“Operating Lease”: any lease of property, real or personal, which is not a Capital Lease.

“Option Shares”: as defined in Section 3.1(b)(i).

“Permitted Liens”: (i) Liens set forth on Schedule 1.1, (ii) Liens currently existing as of the date of this Agreement under the GE Capital Agreement, (iii) Liens in favor of the Holder, (iii) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that adequate reserves with respect to such taxes, fees, assessments or other government charges or levies which are being contested are maintained on the books of the Issuer, in conformity with GAAP, (v) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (vi) purchase money Liens not relating to any obligations in excess of $20,000 (A) on assets acquired or held by Issuer incurred for financing the acquisition of such assets, or (B) existing on such asset when acquired; provided that such Liens are in each case confined to the property and improvements and the proceeds of such assets, and (vii) leases or subleases and non-exclusive licenses or sublicenses, not representing obligations of the Issuer in excess of $20,000 per year, granted in the ordinary course of the Issuer’s business.

“Person”: an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Purchase Documents”: each of the Notes and the Security Documents.

“Qualified Financing”: any sale of any of the Issuer’s securities whether in a single transaction or a series of transactions in excess of $1,000,000 excluding sales of securities upon the exercise of stock options to employees, consultants or Directors and the conversion or exercise of any derivative security of the Issuer outstanding as of the date hereof.

“Restated Certificate of Incorporation”: the Restated Certificate of Incorporation of SIGA as publicly filed.

“Sale Event”: (i) the sale or other disposition by the Issuer of all or substantially all of its assets and business, whether by or through the sale of the Issuer’s securities or assets, or any merger, consolidation or joint venture, or otherwise, and whether in a single transaction or a series of related transactions, or (ii) the assignment, licensing or other disposition of any of the Issuer’s intellectual property relating to SIGA 246.

“SEC”: the United States Securities and Exchange Commission.

“Securities Act”: the Securities Act of 1933, as amended.

“Securities Laws”: as defined in Section 3.1(f).

“Security Agreement”: the Security Agreement, of even date herewith, between the Issuer and the Holder, in the form attached hereto as Exhibit D.

“Security Documents”: the Security Agreement, and any and all documents, instruments and agreements necessary to effectuate the transactions contemplated thereby, including any UCC- 1 financing statements.

“Subsidiary”: as to any Person, any other Person of which more than 50% of the shares of stock, or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

“UCC”: the Uniform Commercial Code, as from time to time in effect in the State of Delaware.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all capitalized terms used in the Notes or any certificate or other document made or delivered hereunder shall have the meanings given to such terms in this Agreement.

(b) As used herein and in the Notes, and any certificate or other document made or delivered hereunder, accounting terms relating to the Issuer not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Subsections, Schedules and Exhibits are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms, and masculine words shall include the feminine and the neuter genders, and vice versa.

(e) The word “including” when used in this Agreement shall be deemed to be followed by the words “without limitation.”

ARTICLE II
PURCHASE OF NOTES; TERMS; ADDITIONAL TRANSACTIONS
2.1 Sale and Purchase of Notes.

(a) Upon the terms and subject to the conditions set forth herein, the Holder agrees to purchase, and the Issuer agrees to sell to Holder, on each of March 20, 2006, April 19, 2006 and June 18, 2006 (each, a Closing Date”), Notes in the amount of $1,000,000 on each Closing Date. At each Closing, the Issuer shall execute and deliver to the Holder a Note payable in the principal amount.

(b) The Holder shall advance to the Issuer at each Closing, by wire transfer of immediately available funds, 100% of the principal amount of the Note issued to the Holder at such Closing.

2.2 Closing.

Upon the terms and subject to the conditions set forth in this Agreement, each closing of the sale and purchase of the Notes (a “Closing”) shall take place at 10:00 a.m. on each Closing Date provided that all of the conditions set forth in Article 4 shall be satisfied in accordance herewith, or at such other time as shall be agreed upon by the parties.

2.3 Certain Terms of Notes.

(a) Upon any termination of the Merger Term Sheet attached as Exhibit B, termination of the Definitive Agreement relating to the Merger, or if a Definitive Agreement is not executed by the Holder and the Issuer prior to April 24, 2006, SIGA and PharmAthene will negotiate in good faith with the intention of executing a definitive License Agreement in accordance with the terms set forth in the License Agreement Term Sheet attached as Exhibit C and the Issuer agrees for a period of 90 days during which the definitive license agreement is under negotiation, it shall not, directly or indirectly, initiate discussions or engage in negotiations with any corporation, partnership, person or other entity or group concerning any Competing Transaction without the prior written consent of the other party or notice from the other party that it desires to terminate discussions hereunder. For purposes of this letter, a “Competing Transaction” shall mean lease, exchange, mortgage, pledge, license, transfer or other disposition of any of the intellectual properties of the Issuer relating to SIGA 246. The principal and interest on the Notes will be repayable, at the option of the Holder, as a credit (in the amount of 110% of such principal and accrued interest) to the license fee payable under the definitive License Agreement. The obligation under this Section 2.3 are independent of this Agreement and shall not be extinguished as a result of the satisfaction of any obligations hereunder or any termination of this Agreement.

(b) Each payment of interest or principal on the Notes shall be allocated among all of the Notes in proportion, as nearly as practicable, to the respective unpaid balances outstanding thereunder at the time such payment is made.

(c) The Issuer shall keep at its principal executive office a register for the registration of ownership and transfer of Notes. The Issuer covenants and agrees to take and cause to be taken all action necessary to effect any transfers and exchanges requested by the Holder. Any such issuance of new Notes shall not be deemed to be the sale of new securities and shall in all respects be subject to compliance with applicable federal and state securities laws. Prior to due presentment for registration of transfer, the Person in whose name any Notes shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

(d) Upon surrender by a Holder to the Issuer of Notes purchased by the Holder, the Issuer, at its expense but subject to the last sentence of this paragraph, shall issue in exchange therefore, and deliver to such Holder, a new Note or Notes representing the obligations evidenced by the surrendered Notes, in such denominations as may be requested by such Holder. Upon receipt by the Issuer of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Note (and the affidavit of a duly authorized representative of a registered Holder shall be deemed satisfactory to the Issuer), the Issuer, at its own expense shall execute and deliver, in lieu thereof, one or more new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. Holder or its assignee or transferee shall be responsible for all taxes associated with or related to such transfer.

(e) The obligations of the Issuer under this Agreement and the Notes are secured by a perfected lien and security interest in all of the assets of the Issuer (the “Collateral”), under the terms of the Security Agreement, which lien and security interest are subordinated to the liens and security interests of holders of Permitted Liens.

2.4 Obligations.

Without impairing or releasing the obligations of the Issuer to the Holder, and without reducing the amount due under the terms of this Agreement or the Notes (except to the extent of amounts actually paid to and legally retained by the Holder), the Holder may at any time and from time to time, without the consent to the Issuer, upon any terms or conditions, and in whole or in part: (i) exercise or refrain from exercising any rights against the Issuer or others or against any security for the obligations under this Agreement or otherwise act or refrain from acting (other than in breach of its obligations under this Agreement); (ii) settle or compromise any obligations of the Issuer under this Agreement, whether in a proceeding or not, and whether voluntarily or involuntarily, and only upon an Event of Default, dispose of any security therefor (with or without consideration) or settle or compromise any liability incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any of the obligations under this Agreement, whether or not due, to creditors of the Issuer other than the Holder; (iii) apply any sums it receives, by whomever paid or however realized, to any of the obligations due under this Agreement; (iv) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other party who is in any way obligated for any of the obligations under this Agreement; (v) accept any additional security for the obligations under this Agreement; and/or (vi) take any other action which might constitute a defense available to, or a discharge of, the Issuer or any other obligated party in respect of the obligations under this Agreement. The invalidity, irregularity or unenforceability of all or any part of any Purchase Document with respect to the Issuer, or the impairment, loss, failure to obtain or perform any security or guaranty therefor, whether caused by any action or inaction of the Holder, or otherwise, shall not affect, impair or be a defense to the Issuer obligations under this Agreement or the Notes.

2.5 Additional Terms.

The terms of the Notes described in this Article II do not include all of the terms applicable to the Notes, and the Notes are subject to such other terms and conditions set forth herein and therein.

2.6 Use of Proceeds.

The proceeds from the sale of the Notes hereunder shall be used by the Issuer exclusively for (i) expenses directly related to the development of SIGA 246, (ii) expenses relating to the Merger and (iii) corporate overhead. The proceeds shall not be used to repay indebtedness.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Issuer.

To induce the Holder to enter into this Agreement and to purchase the Notes, the Issuer hereby represents and warrants to each Holder as follows:

(a) Organization. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its property and to carry on its business as presently conducted and as proposed to be conducted. The Issuer is duly qualified to do business as a foreign corporation in the States of New York, Florida and California. The Issuer does not own or lease property or engage in any activity in any other jurisdiction which would require its qualification in such jurisdiction and in which the failure to be so qualified would have a Material Adverse Effect.

(b) Capitalization. As more fully described in the capitalization table set forth on Schedule 3.1, the authorized capital stock of the Issuer immediately prior to and immediately following each Closing shall consist of:

(i)
47,910,223 shares of Common Stock, of which: (i) 26,500,648 shall be validly issued and outstanding, fully paid and nonassessable, (ii) 63,038 shares shall have been duly reserved for issuance upon conversion of the issued and outstanding Preferred Stock, (iii) 11,467,743 shares (the “Option Shares”) shall have been duly reserved for issuance upon exercise of options and (v) 9,878,794 shares shall have been duly reserved for issuance upon exercise of outstanding Warrants; and

(ii)
47,910,223 shares of Common Stock, of which: (i) 26,500,648 shall be validly issued and outstanding, fully paid and nonassessable, (ii) 63,038 shares shall have been duly reserved for issuance upon conversion of the issued and outstanding Preferred Stock, (iii) 11,467,743 shares (the “Option Shares”) shall have been duly reserved for issuance upon exercise of options and (v) 9,878,794 shares shall have been duly reserved for issuance upon exercise of outstanding Warrants; and

(c) Authorization of this Agreement and the Purchase Documents; Conflicts. The execution, delivery and performance by the Issuer of this Agreement, the Merger Term Sheet and the Purchase Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Issuer. Each of this Agreement and the Purchase Documents has been duly executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally and to equitable principals of general application (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of this Agreement and the Purchase Documents and the compliance with the provisions hereof and thereof by the Issuer, will not:

(i)	violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

(ii)
conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Issuer is a party or under which the Issuer or any of its assets is bound or affected, (ii) the Restated Certificate of Incorporation, or (iii) the By-laws; or

(iii)	result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Issuer other than as contemplated herein.

(d) Authorization of Notes. The issuance by the Issuer of the Notes has been duly authorized by all requisite action of the Issuer.

(e) Consents and Approvals. Except as set forth in Schedule 3.1(e), no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) or any other Person is or will be required for: (i) the valid authorization, execution, delivery and performance by the Issuer of this Agreement, the Merger Term Sheet and the Purchase Documents; or (ii) the valid authorization, reservation, issuance, sale and delivery of the Notes. The Issuer has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby and thereby.

(f) Securities Laws. Neither the Issuer nor anyone acting on its behalf has offered securities of the Issuer for sale to, or solicited any offers to buy the same from, or sold securities of the Issuer to, any Person, in violation of the Securities Act, the Exchange Act, or any state securities or “blue sky” laws (collectively, the “Securities Laws”). The offer, grant, sale and/or issuance of the Notes were not, are not, or, as the case may be, will not be, in violation of the Securities Laws when offered, sold and issued in accordance with this Agreement. The Issuer is not an Investment Company, as such term is defined under the Investment Company Act of 1940, as amended.

(g) No Change. Except as set forth in Schedule 3.1(g), since the date of the SIGA SEC Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. Since the date of SIGA’s most recent report on Form 10-Q as amended by any SIGA SEC Reports filed thereafter but prior to the date of this Agreement or as set forth on Schedule 3.1(g), there has not been any adverse change in the financial condition or operations of the Issuer, and that except to the extent reflected in SIGA’s most recent report on Form 10-Q as amended by any SIGA SEC Reports filed thereafter but prior to the date of this Agreement or as set forth on Schedule 3.1(g) and except for liabilities arising in the ordinary course of business, the Issuer has no material accrued or contingent liabilities arising out of any transaction or state of facts existing prior to the date hereof.

(h) No Material Litigation. Except as set forth in the SIGA SEC Reports, or as set forth in Schedule 3.1(h), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Issuer, threatened by or against the Issuer or against any of its respective properties or revenues (i) with respect to this Agreement or the Purchase Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

(i) Solvency. The Issuer, after giving effect to each purchase and sale of a Note pursuant to this Agreement and the use of the proceeds therefrom, will not be engaged in any business or transaction for which the Issuer has unreasonably small capital (within the meaning of Section 548 of the Federal Bankruptcy Code) and the Issuer has no intent to (i) hinder, delay or defraud any Person to which the Issuer is, or will become, on or after the date hereof, indebted, or (ii) incur debts that would be beyond the Issuer’s ability to pay as they mature. After giving effect to the Transactions, Borrower will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(j) Collateral; Perfection; Security Interest. The Security Documents create a valid first security interest, and a perfected security interest to the extent that perfection may be accomplished by filing a financing statement pursuant under the UCC, in the Collateral, securing the payment of the Notes, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Issuer is the legal and beneficial owner of the Collateral free and clear of any Lien, except for Permitted Liens.

(k) Accounting Controls and Procedures. SIGA maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded timely as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2004, there have been no changes in the internal accounting controls or in other factors that could affect SIGA’s internal accounting controls.

(l) SEC Filings. SIGA has filed all forms, reports and documents required to be filed with the SEC since January 1, 2000 to the extent that the failure to file such would have a Material Adverse Effect on SIGA. All such required forms, reports and documents (including those that SIGA may file subsequent to the date hereof) are referred to herein as the “SIGA SEC Reports.” As of their respective dates, the SIGA SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SIGA SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) Compliance. Other than as set forth on Schedule 3.1(m), Issuer is in compliance with all material obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other material contract or agreement (whether or not relating to indebtedness) to which the corporation is a party or is subject (collectively, the “Obligations”), the lack of compliance with which would result in a Material Adverse Effect.

(n) No Defaults. The Issuer is not in violation of or default under any provision of (i) its By-Laws or Restated Certificate of Incorporation, (ii) any material contract, instrument, judgment, order, writ or decree to which it is a party or by which it or any of its properties are bound, and (iii) the Issuer is not in violation of any material provision of any federal or state statute, rule or regulation applicable to the Issuer the result of which, in the case of (ii) or (iii) above, would have a Material Adverse Effect.

(o) Payment of Taxes. The Issuer has prepared and filed within the time prescribed by, and in material compliance with, applicable law and regulations, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns required to be filed by it including giving effect to any permitted extension, and has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Issuer is subject and which are not currently due and payable. The federal income tax returns of the Issuer have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting nor is threatening to assert against the Issuer any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Issuer does not know of any such deficiency or basis for such deficiency or claim.

3.2 Reliance; Knowledge.

The Issuer acknowledges and agrees that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Holders.

3.3 Representations and Warranties of the Holder.

To induce the Issuer to enter into this Agreement and to sell the Notes, the Holder hereby represents and warrants to the Issuer as follows:

(a) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(b) Authorization. The Holder has the capacity to enter into and perform this Agreement and to purchase the Notes being purchased by the Holder. This Agreement has been duly authorized, executed and delivered by the Holder, and constitutes the legal, valid, and binding obligation of such Holder, enforceable in accordance with its terms, subject only to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally and to equitable principals of general application (regardless of whether enforcement is sought in equity or at law).

(c) Investment Knowledge. The Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its acquisition of the Notes contemplated hereby.

(d) Investment Intent. The Notes purchased hereunder by the Holder are being acquired for the Holder’s own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof or interest therein in violation of the Securities Act.

(e) Note Not Registered Under the Securities Act. The Holder understands that (i) the offer and sale of the Notes has not been registered under the Securities Act or any other Securities Laws, and is being offered and sold pursuant to an exemption under the Securities Act based in part upon the representations of the Holder contained herein, (ii) the Notes must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration (it being understood that the Issuer has no present intention of registering any disposition of the Notes), (iii) the Notes shall bear a legend to such effect, and (iv) the Issuer will make a notation on its transfer books to such effect.

ARTICLE  IV
 CONDITIONS

4.1 Conditions to Holders’ Obligations.

The obligations of the Holder to purchase and pay for the Notes on each Closing Date shall be subject to satisfaction of the following conditions precedent:

(a) Proceedings. All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement and the Purchase Documents shall have been taken or obtained, and all documents incidental thereto shall be reasonably satisfactory to the Holder and its counsel, and the Holder shall have received copies (executed or certified, as may be appropriate) of all documents which the Holder or its counsel may reasonably have requested in connection with such transactions.

(b) Legal Matters. All legal matters incident to the purchase and acquisition of the Notes shall be satisfactory to the Holders’ counsel, and the Holders shall have received from Kramer Levin Naftalis & Frankel, LLC, counsel for the Issuer, such firm’s opinion addressed to the Holder as of the Closing Date, substantially in the form attached hereto as Exhibit E.

(c) Representations and Warranties. The representations and warranties of the Issuer set forth herein shall be true and correct in all material respects on and as of each of the Closing Dates with the same force and effect as though such representations and warranties had been made on and as of each such date.

(d) Secretary’s Certificate. The Issuer shall have delivered to the Holder a certificate or certificates, dated as of each of the Closing Dates, of the Secretary of the Issuer certifying as to (i) the resolutions of the Issuer’s Board of Directors authorizing the execution and delivery of this Agreement, the issuance to the Holder of the Notes, the execution and delivery of the other Purchase Documents and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (ii) the name and signature of the officers of the Issuer authorized to sign, as appropriate, this Agreement, the other Purchase Documents and the other certificates to be delivered pursuant to this Agreement by either the Issuer or any of its officers.

(e) Officer’s Certificate. The Issuer shall have delivered to the Holder a certificate or certificates, dated as of each of the Closing Dates, of an executive officer of the Issuer certifying as to the accuracy of the representations and warranties made by the Issuer hereunder.

(f) Security Documents. The Issuer shall have executed and delivered to the Holder the Security Documents.

(g) Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting either party pending or threatened before any court, governmental or regulators agency or authority or arbitrator that purports to affect the legality, validity or enforceability of this Agreement or the Notes any other document related to the consummation of the transactions contemplated herein.

(h) Legality. The execution, delivery and performance of this Agreement and the Purchase Documents and the compliance with the provisions hereof and thereof by the Holder, will not violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body the effect of which would have a Material Adverse Effect.

4.2 Conditions to SIGA’S Obligations.

The obligations of SIGA to sell and issue the Notes on each of the Closing Dates shall be subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Holder contained herein shall be true and correct in all material respects on and as of the Closing Date.

(b) Payment of Purchase Price. The Holder shall have delivered to the Issuer, and the Issuer shall have received, payment in full of the purchase price relating to the Notes being purchased by the Holder on each Closing Date.

ARTICLE V
COVENANTS
5.1 Affirmative Covenants.

For so long any amounts are due or payable under the Notes, the Issuer agrees to the following:

(a) The Issuer will punctually pay or cause to be paid the principal of and interest on the Notes at the times and places and in the manner specified in the Notes.

(b) The Issuer shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is being contested in good faith, by appropriate proceedings, and reserves, in conformity with GAAP with respect thereto, have been provided on its books and records.

(c) The Issuer shall (i) continue to engage in business of the same general type as now conducted by it, (ii) and preserve, renew and keep in full force and effect its corporate existence, (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and (iv) comply with all Contractual Obligations and applicable laws except, in each case, to the extent that failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

(d) The Issuer shall (i) keep all material property useful and necessary in its businesses in good working order and condition; and (ii) maintain with financially sound and reputable insurance companies insurance policies on all its property in such amounts and against such risks (but including in any event environmental and product liability) as are applicable to the policies currently maintained by the Issuer and in place.

(e) The Issuer shall keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws shall be made in all material respects of all dealings and transactions in relation to its business and activities; permit representatives of any Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during business hours and as often as may reasonably be required but not so as to materially interfere with the operation of the business, including, without limitation, any such visit, inspection or examination by the Holder in connection with any audit conducted by the Holder, and at which a representative of the Holder may be present from time to time at the Holder’s discretion, and to discuss the business, operations, properties and financial and other condition of the Issuer with officers and employees of the Issuer and with their independent certified public accountants.

(f) The Issuer shall promptly give notice to the Holder of:

(i)	the occurrence of any Event of Default;

(ii)
any (A) default or event of default under any Contractual Obligation of the Issuer, or (B) litigation, investigation or proceeding which may exist at any time between the Issuer and any Governmental Authority; and

(iii)
any litigation or proceeding affecting the Issuer in which the amount involved is $100,000 or more (unless such litigation or proceeding affects, involves or relates to any intellectual property of the Issuer, in which event there shall be no dollar threshold) and which is not covered by insurance or in which injunctive or similar relief is sought.

Each notice pursuant to this Section 5.1(e) shall be accompanied by a statement of an officer of the Issuer selling forth details of the occurrence referred to therein and stating what action the Issuer proposes to take with respect thereto.

(g) Each of the parties shall execute any and all further documents, and take all further action which the other may reasonably request in order to effectuate the transactions contemplated by this Agreement and the Purchase Documents. Without limiting the generality of the foregoing, such further documents and actions shall include the execution of agreements and instruments, and filing UCC financing statements, in order to effectuate the transactions contemplated by this Agreement and the Purchase Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by this Agreement and the Purchase Documents.

(h) The proceeds from the sale of the Notes hereunder shall be used by the Issuer exclusively for (i) expenses directly related to the development of SIGA 246, (ii) expenses relating to the Merger and (iii) corporate overhead. The proceeds shall not be used to repay indebtedness.

5.2 Negative Covenants.

For so long as any amounts are due or payable under the Notes, the Issuer agrees to the following:

(a) The Issuer shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens. Except with respect to Permitted Liens held by GE Capital, the consent of the Required Holders shall first be obtained before the terms of any indebtedness, obligations or commitments underlying any Permitted Lien are amended, refinanced, increased or in any way changed or before any additional indebtedness, borrowings, advances or loans are incurred thereunder.

(b) The Issuer shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for investments in cash and cash equivalents.

(c) Unless approved by the Holder, the Issuer shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of the Issuer’s business, is in good faith and is upon fair and reasonable terms no less favorable to the Issuer than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(d) The Issuer shall not sell, abandon, transfer, lease or otherwise dispose of any material assets except for (a) collection of Accounts in the ordinary course of business, (b) sales of Inventory in the ordinary course of business, or (c) sales of Equipment which is obsolete and/or not of material value (each as defined in the Security Agreement).

ARTICLE VI
EVENTS OF DEFAULT

6.1 Bankruptcy, etc.

If the Issuer shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Issuer shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Issuer any case, proceeding or other action of a nature referred to in clause (i) or (ii) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iv) there shall be commenced against the Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (v) the Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii), or (iv) above, then all outstanding principal and accrued and unpaid interest under the Notes, and all other amounts owing under the Notes and this Agreement shall immediately become due and payable in full, without the need for any notice or other action by the Holder.

6.2 Other Events.

Unless otherwise waived by the Holder, all outstanding principal and accrued and unpaid interest under the Notes, and all other amounts payable under the Notes and this Agreement, shall become immediately due and payable in full, without the need for any notice or other action by the Holder, if any of the following events shall occur and be continuing:

(a) The Issuer shall fail to pay (i) any principal of the Notes when due in accordance with the terms thereof or (ii) interest on the Notes or any fees or other amount payable hereunder or thereunder when due in accordance with the terms thereof or hereof, and such default continues for a period of five Business Days; or

(b) Any representation or warranty made by the Issuer herein or in any other Purchase Document shall prove to have been incorrect in any material respect; or

(c) The Issuer shall default in the observance or performance of any agreement or covenant contained in this Agreement any other Purchase Document; provided that a default in the observance or performance of any agreement contained in this Agreement or the Notes which is by its nature curable shall not constitute an Event of Default hereunder if such default is fully cured within ten Business Days of the occurrence thereof, it being agreed that Events of Default as a result of a failure to satisfy any of Section 5.1(c)(ii) and 5.1(d)(ii), 5.1(e) (with regard to conformance with GAAP), 5.1(h) and 5.2 are not subject to cure; or

(d) The Issuer shall default under any of the indebtedness relating to any of the Permitted Liens and such default shall continue (in whole or in part) for a period of ten Business Days; or

(e) The Issuer shall (i) default in any payment of principal of or interest on any Indebtedness, (provided that the principal amount of such Indebtedness exceeds, individually, or in the aggregate, $50,000), payable in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (provided that the principal amount of such Indebtedness exceeds, individually, or in the aggregate, $50,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the Holders or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(f) One or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) the judgment creditors with respect to such judgments or their successors or assigns shall have commenced enforcement proceedings, which enforcement proceedings shall have remained unstayed for 10 consecutive days; or

(g) The security interests created by any Purchase Document shall cease for any reason, unless caused by the action or inaction of any Holder, to be enforceable and of the same effect and priority purported to be created thereby.

(h) There occurs a Change of Control of the Issuer.

ARTICLE VII
MISCELLANEOUS

7.1 Amendments and Waivers.

No provision of this Agreement, the Notes or any Purchase Documents may be waived, modified or amended except by an instrument in writing executed by the Holder and the Issuer.

7.2 Notices.

Any and all notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing, signed by or on behalf of the party by which given, and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the party for which intended addressed as follows (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance with this Section 7.2):

Issuer:	SIGA Technologies, Inc. 420 Lexington Avenue Suite 408 New York, New York 10170 Tel: 212-672-9107 Fax: 212-697-3130 Attn: Thomas Konatich

With a copy to:	Kramer Levin Naftalis & Frankel, LLC 1177 Avenue of the Americas New York, New York 10036 Tel: (212) 715-9100 Fax: (212) 715-8000 Attn: James Grayer, Esq.

Holder	PharmAthene, Inc. 175 Admiral Cochrane Drive Suite 101 Annapolis, Maryland 21401 Tel: (410) 571-8920 Fax: (410) 571-8927 Attn: David P. Wright, President and Chief Executive Officer

With a copy to:	McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Tel: (973) 622-4444 Fax: (973) 634-7070 Attn: Jeffrey A. Baumel, Esq.

A notice of change of address shall not be deemed given until received by the addressee.

7.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder or under any Purchase Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.4 Survival of Representations and Warranties.

All representations and warranties made hereunder or under any Purchase Document and in any document, certificate or statement delivered hereunder or thereunder or in connection herewith or therewith shall survive the Closing Date until the repayment of the Notes and the extinguishment of all obligations hereunder.

7.5 Payment of Fees, Expenses; Taxes.

The Issuer shall pay, and hold the Holder harmless against all liability for the payment of, all costs and other expenses incurred by any such Holder in connection with the Issuer’s performance of and compliance with all agreements and conditions set forth herein or in any of the Purchase Documents or any of the transactions contemplated hereby or thereby on its part to be performed or complied with. The Issuer further agrees that it shall pay, and hold the Holder harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery of this Agreement or any Purchase Document or any modification, amendment or alteration to the provisions hereof or thereof. This Section 7.5 shall survive repayment of the Notes and all other amounts payable hereunder. Notwithstanding the above, Holder or its assignee or transferee shall be responsible for all taxes associated with or related to such transfer.

7.6 Indemnification.

The Issuer will defend, indemnify, and hold harmless the Holder, its subsidiaries, shareholders, partners, employees, agents, Affiliates, attorneys, officers, and directors (each an “Indemnified Person”), from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of this Agreement, the other Purchase Documents or the transactions contemplated hereby and thereby; or in any way related to the inaccuracy, breach of or default under any representations, warranties or covenants of the Issuer set forth herein or in any Purchase Document.

7.7 Counterparts.

This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.8 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9 Integration.

This Agreement and the other Purchase Documents represent the agreement of the Issuer and the Holder with respect to the subject matter hereof; and there are no promises, undertakings, representations or warranties by the Holder relative to subject matter hereof not expressly set forth or referred to herein or in the other Purchase Documents.

7.10 Brokers or Finders.

The Issuer represents and warrants to the Holder that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Issuer or the Holder for any commission, fee or other compensation as a finder or broker because of any act or omission by the Issuer or any of its agents.

7.11 GOVERNING LAW.

THIS AGREEMENT AND THE PURCHASE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE PURCHASE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

7.12 Submission to Jurisdiction; Waivers.

The Issuer hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Purchase Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the State of New York or the Federal Courts for the Southern District of New York;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in this Agreement or at such other address of which the Holder shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages; and

(f) knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation, proceeding or other action arising under or relating in any manner to this Agreement or any Purchase Document.

7.13 Remedies.

In furtherance, and not in limitation, of the rights of the Holder hereunder, in case any one or more of the representations, warranties, covenants an/or agreements set forth in this Agreement shall have been breached by the Issuer, the Holder may proceed to protect and enforce its rights, whether by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or any action for specific performance of any such covenant or agreement.

7.14 Successors and Assigns.

Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Issuer and the Holder and their respective permitted successors and assigns. This Agreement, and the rights and obligations of the Holders set forth herein, may be assigned, in whole or in part, by the Holder without the prior written approval of the Issuer. Neither this Agreement nor any of the rights or obligations of the Issuer set forth herein may be assigned without the prior written approval of the Holder.

7.15 Captions.

Captions contained herein are inserted as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

7.16 Non-Disclosure.

The Issuer shall not issue any press release or other public statement relating to the transactions set forth in this Agreement, or otherwise disclose to any third-party (other than professional advisors) the terms of the transactions set forth in this Agreement or any Purchase Documents, without, in either case, the prior written consent of the Holder other than as required under the Federal securities laws.

7.17 Acknowledgements.

The Issuer hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Purchase Documents;

(b) the Holder does not have any fiduciary relationship to the Issuer, and the relationship between the Holder, on one hand, and the Issuer, on the other hand, is solely that of debtor and creditor; and

(c) no joint venture exists between the Holder and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE ISSUER: SIGA TECHNOLOGIES, INC.
By: /s/ Thomas Konatich
Thomas Konatich Chief Financial Officer

THE HOLDER: PHARMATHENE, INC.
By: /s/ David P. Wright
David P. Wright, President and Chief Executive Officer